SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                               GALEY & LORD, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              GALEY & LORD, INC.


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 8, 2000

TO THE STOCKHOLDERS OF
 GALEY & LORD, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Galey & Lord, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 980 Avenue of the Americas, New York, New York 10018, on Tuesday, February 8, 2000 at 10:30 A.M., Local Time, to consider and act upon the following:

      1. To elect seven directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

      2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the 2000 fiscal year; and

      3. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record of the Company's Common Stock at the close of business on December 30, 1999 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on December 30, 1999 will be available for inspection during business hours for ten days prior to the Meeting at the Company's principal executive offices located at 980 Avenue of the Americas, New York, New York 10018. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

     All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                         By Order of the Board of Directors


                                         /s/ Michael R. Harmon


                                         MICHAEL R. HARMON
                                         SECRETARY

Dated: January 10, 2000


                                   IMPORTANT

     THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              GALEY & LORD, INC.
                          980 Avenue of the Americas
                           New York, New York 10018


                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 8, 2000


                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Galey & Lord, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held at the Company's executive offices, 980 Avenue of the Americas, New York, New York 10018, on Tuesday, February 8, 2000 at 10:30 A.M., Local Time, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 980 Avenue of the Americas, New York, New York 10018. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is January 10, 2000.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of persons who have been nominated by the Board of Directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 2000 fiscal year, and
(iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.


                               VOTING SECURITIES

     Stockholders of record as of the close of business on December 30, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 11,902,915 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which figure does not include an additional 389,206 treasury shares held by the Company. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve as the Board of Directors of the Company until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees of the Board of Directors named below as directors of the Company. All of the seven nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors.

     Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast.


NOMINEES FOR DIRECTOR

     The following table sets forth the names of the nominees, their ages, and their current positions with the Company:



          NAME             AGE             TITLE
-----------------------   -----   -----------------------
  Arthur C. Wiener         62      Chairman of the Board,
                                    President and Chief
                                     Executive Officer
  Michael T. Bradley       33             Director
  Paul G. Gillease         67             Director
  William deR. Holt        71             Director
  Howard S. Jacobs         56             Director
  William M.R. Mapel       68             Director
  Stephen C. Sherrill      46             Director

     Mr. Wiener has been Chairman of the Board of the Company since February 1992 and President and Chief Executive Officer of the Company since February 1988. He was Group Vice President of Burlington Industries, Inc. ("Burlington"), a manufacturer of textile products, and President of Burlington's Blended Division, the Company's predecessor, from October 1984 to February 1988. Mr. Wiener was President of the Apparel Fabrics Marketing Division of Dan River Inc., a textile manufacturer, from 1975 to October 1984. He was employed by the Menswear Division of Burlington in various capacities from 1966 to October 1975, including as President from 1973 to October 1975.

     Mr. Bradley has been a director of the Company since November 1998. Mr. Bradley has been employed by Citicorp Venture Capital, Ltd. ("CVC"), a venture capital and leveraged buyout company, which is a subsidiary of Citibank, N.A., a wholly-owned subsidiary of Citicorp, which is a wholly-owned subsidiary of Citigroup Inc., since April 1996, and has served as a Vice President since 1998. Mr. Bradley received an MBA from Columbia Business School in 1996 and a JD from the University of Virginia Law School in 1991. Between 1989 and 1991, he was an analyst at Select Equity Group, Inc. in New York, an equity research firm. From August 1988 to September 1989, Mr. Bradley was an assistant financial consultant at Merrill Lynch in Paris, France.

     Mr. Gillease has been a director of the Company since November 1993. Mr. Gillease was employed by E.I. Du Pont de Nemours & Company Incorporated in various executive capacities from 1961 to his retirement in October 1993, including most recently as Vice President and General Manager responsible for textile fiber operations from October 1990 to October 1993. Mr. Gillease is a director of Pillowtex, Inc., a home furnishings manufacturer; and Guilford Mills, Inc., a manufacturer of knitted textiles.

     Mr. Holt has been a director of the Company since April 1988. He was employed for 37 years by Burlington in various capacities, including most recently as a Group Vice President until his retirement in March 1988.

     Mr. Jacobs has been a director of the Company since February 1989. He has been a member of the law firm of Rosenman & Colin LLP, New York, New York, counsel to the Company, since March 1994. For more than five years prior to March 1994, Mr. Jacobs was a member of two other law firms located in New York City, each of which was former counsel to the Company.

     Mr. Mapel has been a director of the Company since February 1989. Mr. Mapel was employed by Citibank, N.A. in various executive capacities from 1969 to his retirement in October 1988, including most recently as a Senior Vice President and Chairman of the Policy Committee of the North American Finance Group from 1986 to September 1988. Mr. Mapel is a director of Brundage, Story & Rose Investment Trust, a registered investment company; and Churchill Capital Partners, a registered investment company.

     Mr. Sherrill has been a director of the Company since May 1993. Mr. Sherrill was formerly a director of the Company from February 1988 to February 1992. Mr. Sherrill has been a principal of Bruckman, Rosser, Sherrill & Co., Inc., a private equity investment firm, since February 1995. For more than five years prior to February 1995, Mr. Sherrill was a Managing Director or Vice President of CVC. Mr. Sherrill is a director of Jitney Jungle Stores of America Inc., a regional chain of grocery stores; Doane Pet Care Enterprises, a manufacturer and distributor of pet food products; B&G Foods Inc., a manufacturer, marketer and distributor of food products; Mediq, Inc., a hospital equipment rental company; and Alliance Laundry Systems LLC, a manufacturer of commercial laundry equipment.


DIRECTORS SERVING UNTIL THE MEETING

     The following table sets forth the name of the director whose term expires at the date of the Meeting and who is not a candidate for election, his age and current position with the Company:



        NAME           AGE      TITLE
-------------------   -----   ---------
  David F. Thomas      50     Director

     Mr. Thomas has been a director of the Company since March 1996. Mr. Thomas has been a Managing Director of CVC for more than five years and has been the President of 399 Venture Partners, Inc., a venture capital and leveraged buyout company, which is a subsidiary of Citibank N.A. and an affiliate of CVC, since December 1994. Mr. Thomas is a director of Lifestyle Furnishings International Ltd., Anvil Knitwear, Inc. American Commercial Lines, LLC, Neenah Foundry Co., Plainwell Holding Co., and Sleepmaster, LLC.

     Lee Abraham, a director of the Company since 1993, retired as a director in November 1999.

     During the last fiscal year, there were five meetings of the Board of Directors of the Company and action was taken by the directors by unanimous written consent in lieu of a meeting on one occasion. All directors attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served. The Board of Directors has designated from among its members an Audit Committee, which currently consists of Messrs. Jacobs and Mapel. Mr. Thomas served on the Audit Committee during the 1999 fiscal year until his resignation from the Audit Committee in May 1999. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held two meetings during the 1999 fiscal year. The Company has a Compensation Committee of the Board of Directors, which reviews the compensation of the Company's executive officers. The Compensation Committee currently consists of Messrs. Gillease and Holt. Lee Abraham, a former director of the Company, served on the Compensation Committee until his retirement as a director in November 1999. The Compensation Committee held four meetings during the 1999 fiscal year. The Company does not have a standing nominating committee. There are no family relationships between any of the directors or executive officers of the Company.

     In May 1992, the Company, CVC and Mr. Wiener entered into an agreement, under which, if requested by CVC, the Company will use its best efforts to cause one designee of CVC to be nominated as a director of the Company. Mr. Wiener has agreed to vote all shares owned by him in favor of CVC's designee. Such agreement will terminate on the earlier of its tenth anniversary or the date on which CVC beneficially owns fewer than 20% of the outstanding shares of Common Stock and nonvoting common stock of the Company. Pursuant to the agreement, CVC also has the right to appoint an observer who will be permitted to attend all meetings of the Board of Directors and its committees. Although such agreement provides for one designee of CVC to be nominated as a director of the Company, both Mr. Thomas and Mr. Bradley are serving as designees of CVC and Mr. Wiener has agreed to vote all shares of Common Stock owned by him for the election of Mr. Bradley as a director of the Company at the Meeting.

EXECUTIVE OFFICERS

     Set forth below is certain information regarding the executive officers and certain other officers of the Company:



        NAME          AGE                         CURRENT POSITION
-------------------- ----- -------------------------------------------------------------
Arthur C. Wiener      62   Chairman of the Board, President and Chief Executive Officer
Robert McCormack      50   Executive Vice President and President -- Woven Division,
                           Apparel Marketing Group
Charles A. Blalock    52   Executive Vice President of Manufacturing
Michael R. Harmon     52   Executive Vice President, Chief Financial Officer, Treasurer
                           and Secretary
John J. Heldrich      47   Executive Vice President and President -- Swift Denim Group
Giuseppe Rodino       60   President -- Klopman International Group

     Officers serve at the discretion of the Board of Directors.

     Information regarding Mr. Wiener is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Mr. McCormack has been Executive Vice President of the Company since May 1992 and President of the Apparel Marketing Group of the Company's Woven Division since April 1994. Mr. McCormack was Executive Vice President of the Apparel Marketing Group of the Company's Woven Division from February 1988 to April 1994. He was employed by Burlington as a merchandise manager from April 1986 to February 1988 and as a sales manager for finished goods from January 1985 to April 1986.

     Mr. Blalock has been Executive Vice President of Manufacturing of the Company since March 1990. He was Plant Manager of the Company's dyeing and finishing plant located in Society Hill, South Carolina from February 1988 to March 1990. Mr. Blalock was employed by Burlington in various line and staff positions from September 1972 to February 1988, including most recently as Plant Manager of the dyeing and finishing plant located in Society Hill from February 1987 to February 1988.

     Mr. Harmon has been Executive Vice President and Chief Financial Officer of the Company since March 1991 and Secretary and Treasurer of the Company since February 1988. He was Vice President of Finance of the Company from February 1988 to March 1991. Mr. Harmon was employed by Burlington in various accounting and financial capacities from May 1970 to February 1988, most recently as Administrative Vice President and Controller from November 1987 to February 1988.

     Mr. Heldrich has been Executive Vice President of the Company since February 1998 and President of the Company's Swift Denim Group since the Company's acquisition of the divisions and subsidiaries comprising the Swift Denim Group on January 29, 1998. Prior to the Company's acquisition of Swift Denim, Mr. Heldrich had been President of Swift Denim since August 1994. He was President of Swift Marketing Worldwide from July 1991 to August 1994. Mr. Heldrich was President of the Fashion Apparel Division of Milliken & Company Inc. in New York from 1987 through 1991. From 1974 to 1987, Mr. Heldrich held various marketing and manufacturing positions at Milliken & Company Inc. in New York, South Carolina, and the United Kingdom.

     Mr. Rodino has been President of the Company's Klopman International Group since the Company's acquisition of the divisions and subsidiaries comprising the Klopman Group on January 29, 1998. Mr. Rodino was President of Klopman International from January 1993 to the Company's acquisition of Klopman International. From April 1991 to January 1993, Mr. Rodino was General Manager of C.D.I. for Ring Denim Fabrics and M.C.M. for cotton fabrics for Leisurewear at the Imatessile Group. From June 1989 to April 1991, Mr. Rodino was Managing Director of Faema S.p.A. Between 1966 and 1989, Mr. Rodino held various sales and managerial positions at Klopman Mills and Klopman International in New York, Rome and London.

                              SECURITY OWNERSHIP

     The following table sets forth certain information as of December 30, 1999 regarding the ownership of Common Stock of the Company by (i) each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all directors and executive officers of the Company as a group.



          NAME AND ADDRESS OF                   POSITION WITH           AMOUNT AND NATURE OF       % OF
           BENEFICIAL OWNER                      THE COMPANY            BENEFICIAL OWNERSHIP       CLASS
--------------------------------------   ---------------------------   ----------------------   ----------
Citicorp Venture Capital, Ltd.                     None                       5,616,102(1)          47.2%
399 Park Avenue
New York, New York 10043
Dimensional Fund Advisors, Inc.                    None                       1,044,300(2)           8.8%
1099 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Arthur C. Wiener                          Chairman of the Board,              1,149,700(3)           9.2%
980 Avenue of the Americas                  President and Chief
New York, New York 10018                     Executive Officer
Michael T. Bradley                               Director                         6,850(4)             *
Paul G. Gillease                                 Director                        19,057(5)             *
William deR. Holt                                Director                        26,400(6)             *
Howard S. Jacobs                                 Director                        27,600(7)             *
William M. R. Mapel                              Director                        28,000(8)             *
Stephen C. Sherrill                              Director                       131,712(9)           1.1%
David F. Thomas                                  Director                        60,208(10)            *
                                                                                102,025(11)            *
Charles A. Blalock                       Executive Vice President
                                             of Manufacturing
Michael R. Harmon                        Executive Vice President,              136,830(12)          1.1%
                                          Chief Financial Officer,
                                          Treasurer and Secretary
John J. Heldrich                          Executive Vice President               23,000(13)            *
                                           and President -- Swift
                                                Denim Group
Robert McCormack                          Executive Vice President               95,000(14)            *
                                           and President -- Woven
                                             Division, Apparel
                                              Marketing Group
All directors and executive officers                                          1,806,382(15)         14.2%
as a group (12 persons)

---------
     * Less than one percent (1%).

(1) Based upon information contained in a Statement of Changes in Beneficial Ownership on Form 4 (the "Form 4") filed by Citigroup Inc. with the Securities and Exchange Commission (the "SEC") on October 8, 1999. Citibank Venture Capital, Ltd. ("CVC") is a wholly-owned subsidiary of Citibank, N.A.; Citibank, N.A. is a wholly-owned subsidiary of Citicorp which is a wholly-owned subsidiary of Citigroup Inc. Excludes shares of Common Stock owned by employees of CVC, as to which CVC disclaims beneficial ownership.

(2) Based upon information contained in a Schedule 13G filed with the SEC on February 11, 1999 (the "Schedule 13G") and a Schedule 13F filed with the SEC on September 30, 1999 by Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Act of 1940 (the "Advisors Act"). Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled trust groups. (such investments companies and investment vehicles are collectively referred to herein as the "Portfolios"). Dimensional possesses both voting and investment power over the shares that are owned by the Portfolios. All the shares are owned by the Portfolios and Dimensional disclaims beneficial ownership of the shares.

(3) Includes (i) 8,000 shares held by the Wiener Foundation, a not-for-profit corporation controlled by Mr. Wiener and his immediate family members, and
    (ii) 531,700 shares subject to currently exercisable stock options.

(4) Includes 6,850 shares subject to currently exercisable stock options.

(5) Includes (i) 6,000 shares subject to currently exercisable stock options,
    (ii) 11,200 shares issued under and subject to the Restricted Stock Plan, and (iii) 500 shares held by Mr. Gillease's wife.

(6) Includes (i) 10,000 shares subject to currently exercisable stock options, and (ii) 6,400 shares issued under and subject to the Restricted Stock Plan.

(7) Includes (i) 8,000 shares subject to currently exercisable stock options, and (ii) 7,600 shares issued under and subject to the Restricted Stock Plan.

(8) Includes (i) 8,000 shares subject to currently exercisable stock options, and (ii) 7,600 shares issued under and subject to the Restricted Stock Plan.

(9) Includes (i) 11,000 shares subject to currently exercisable stock options, and (ii) 11,200 shares issued under and subject to the Restricted Stock Plan.

(10) Includes 18,000 shares subject to currently exercisable stock options.

(11) Includes (i) 53,100 shares subject to currently exercisable stock options, and (ii) 23,225 shares held by Mr. Blalock's wife.

(12) Includes (i) 70,500 shares subject to currently exercisable stock options,
     (ii) 17,000 shares held in a self-directed individual retirement account, and (iii) 11,919 shares held by Mr. Harmon's wife.

(13) Includes 18,000 shares subject to currently exercisable stock options.

(14) Includes 62,000 shares subject to currently exercisable stock options. Excludes 5,400 shares subject to currently exercisable stock options held by Mr. McCormack's wife, as to which Mr. McCormack disclaims beneficial ownership.

(15) Includes (i) 803,150 shares subject to currently exercisable stock options, and (ii) 44,000 shares issued under and subject to the Restricted Stock Plan. Excludes 5,400 shares subject to currently exercisable stock options held by Mr. McCormack's wife, as to which Mr. McCormack disclaims beneficial ownership.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

     The following table summarizes compensation paid by the Company during fiscal 1997, 1998 and 1999 to the Company's Chairman of the Board, President and Chief Executive Officer and its four other most highly compensated executive officers (together, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries.


                          SUMMARY COMPENSATION TABLE



                                             ANNUAL COMPENSATION
                              -------------------------------------------------
                                                                  OTHER ANNUAL
                               FISCAL                             COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)(1)      ($)(2)
----------------------------- -------- ----------- ------------- --------------
Arthur C. Wiener               1999     $ 600,000    $      --      $      --
  Chairman of the Board,       1998       600,000      320,000         96,000
  President and Chief          1997       550,000      377,000        113,100
  Executive Officer

John J. Heldrich (4)           1999     $ 443,751    $      --             --
  Executive Vice President,    1998       275,228       25,000             --
  President -- Swift Denim
  Group

Robert McCormack               1999     $ 345,837    $      --      $      --
  Executive Vice President     1998       267,919       90,000         27,000
  and President -- Woven       1997       245,004       90,060         27,018
  Division, Apparel
  Marketing Group

Charles A. Blalock             1999     $ 240,000    $      --      $      --
  Executive Vice President     1998       222,500       90,000         27,000
  of Manufacturing             1997       193,340       90,060         27,018

Michael R. Harmon              1999     $ 240,000    $      --      $      --
  Executive Vice President,    1998       222,500       90,000         27,000
  Chief Financial Officer,     1997       193,340       90,060         27,018
  Treasurer and Secretary


                                         AWARDS             PAYOUTS
                              ---------------------------- ---------
                               RESTRICTED     SECURITIES
                                  STOCK       UNDERLYING      LTIP     ALL OTHER
                                AWARD(S)       OPTIONS/     PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION       ($)         SARS(#)        ($)        ($)(3)
----------------------------- ------------ --------------- --------- -------------
Arthur C. Wiener                      --            --          --   $4,333
  Chairman of the Board,              --            --          --    3,602
  President and Chief                 --            --          --    3,654
  Executive Officer

John J. Heldrich (4)                  --            --          --   $7,191
  Executive Vice President,           --        30,000(5)             5,703
  President -- Swift Denim
  Group

Robert McCormack                      --            --          --   $4,618
  Executive Vice President            --            --          --    3,397
  and President -- Woven              --            --          --    3,414
  Division, Apparel
  Marketing Group

Charles A. Blalock                    --            --          --   $4,301
  Executive Vice President            --            --          --    3,325
  of Manufacturing                    --            --          --    2,208

Michael R. Harmon                     --            --          --   $4,301
  Executive Vice President,           --            --          --    3,325
  Chief Financial Officer,            --            --          --    3,333
  Treasurer and Secretary



---------
(1) Reflects cash bonuses accrued under the Company's Incentive Bonus Plan.
(2) Reflects deferred compensation incentive awards granted under the Company's Deferred Compensation Program, a non- qualified, unfunded plan established in fiscal 1994 by the Company under which certain executives are awarded deferred compensation. The plan participants will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than viola tions of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, invol untary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.
(3) Includes the Company's contributions to its Savings and Profit Sharing Plan, a qualified defined contribution plan which covers all full time employees who have completed a certain minimum amount of service, and life insurance premiums paid by the Company with respect to term life insurance on the life of the named persons. Contributions to the Savings and Profit Sharing Plan
    (i) for fiscal 1999 were as follows: Mr. Wiener -- $3,564; Mr. McCormack -- $3,600; Mr. Blalock -- $3,600; Mr. Harmon -- $3,600; and Mr. Heldrich -- $4,800; (ii) for fiscal 1998 were as follows Mr. Wiener -- $2,978; Mr. McCormack -- $2,978; Mr. Blalock -- $2,978; and Mr. Harmon -- $2,978; and
    (iii) for fiscal 1997 were as follows; Mr. Wiener -- $3,030; Mr. McCormack -- $3,030; Mr. Blalock -- $1,905; and Mr. Harmon -- $3,030. Life insurance premiums paid by the Company with respect to term life insurance on the life of the named persons (a) for fiscal 1999 were as follows: Mr. Wiener -- $769; Mr. McCormack -- $1,018; Mr. Blalock -- $701; Mr. Harmon -- $701 and Mr. Heldrich -- $1,139; (b) for fiscal 1998 were as follows: Mr. Wiener -- $624; Mr. McCormack -- $419; Mr. Blalock -- $347; Mr. Harmon -- $347 and Mr. Heldrich -- $1,664 and (c) for fiscal 1997 were as follows: Mr. Wiener -- $624; Mr. McCormack -- $384; Mr. Blalock -- $303; and Mr. Harmon -- $303. The premium paid by the Company with respect to split-dollar life insurance on the life of Mr. Heldrich for fiscal 1999 was $1,139 and for fiscal 1998 was $4,039.
(4) Mr. Heldrich has been employed by the Company since the acquisition by the Company of Swift Denim on January 29, 1998, and all amounts listed reflect compensation paid to, or earned by, Mr. Heldrich since such date.
(5) Reflects options to purchase shares of Common Stock granted to Mr. Heldrich under the 1989 Stock Option Plan in February 1998 at an exercise price of $15.688 per share. Such options vest at the rate of 20% of such options when the market price per share of the Common Stock equals or exceeds $20.00, $22.50, $25.00, $27.50 and $30.00.

     No stock options were granted to the Named Executive Officers during the fiscal year ended October 2, 1999. The following table sets forth information for each of the Named Executive Officers with respect to the aggregate stock options exercised during the fiscal year ended October 2, 1999, and stock options held as of October 2, 1999.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES



                                                            NUMBER OF
                                                            SECURITIES         VALUE OF
                                                            UNDERLYING        UNEXERCISED
                                                           UNEXERCISED       IN-THE-MONEY
                                                            OPTIONS AT        OPTIONS AT
                                                            FY-END(#)        FY-END($)(1)
                             SHARES                     -----------------   --------------
                            ACQUIRED
                               ON            VALUE         EXERCISABLE/      EXERCISABLE/
NAME                      EXERCISE(#)     REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
----------------------   -------------   ------------   -----------------   --------------
  Arthur C. Wiener               --              --      531,700/ 0           $66,700/ 0
  Robert McCormack               --              --       62,000/ 0                 0/ 0
  Charles A. Blalock             --              --       53,100/ 0                 0/ 0
  Michael R. Harmon          12,000         $98,340       58,500/ 0                 0/ 0
  John J. Heldrich               --              --        18,000/12,000            0/ 0

---------
(1) Based upon the closing price of the Common Stock of $2.75 on October 1, 1999, less the exercise price.


RETIREMENT PLANS

     The Retirement Plan of Galey & Lord (the "Retirement Plan") covers all full-time domestic employees (excluding hourly paid employees of Swift Denim who are covered under separate plans). The Retirement Plan recognizes credited service with Burlington for membership eligibility and vesting purposes only.

     Under the terms of the Retirement Plan (prior to its amendment effective April 1, 1992), employees contributed at the rate of 1.5% of the first $6,600 of compensation in a plan year and 3% of compensation in excess of $6,600, up to a compensation limit which was adjusted annually. The Company's contributions, if any, were determined annually on an actuarial basis. An employee's annual pension benefit payable at normal retirement date (the first day of the month following the month in which the employee's 65th birthday occurs) was equal to one-half of the employee's total contribution while a member of the Retirement Plan. Such benefit is payable in equal monthly installments for the life of the employee.

     A reduced pension benefit is payable upon (i) early retirement at or after age 55, (ii) death, (iii) disability, (iv) termination of employment after completing five years of vesting service, or (v) termination due to lack of work. Employees are always vested in their contributions. The normal form of benefit payment is a straight life annuity for unmarried employees and a (reduced) joint and survivor annuity for those who are married. Benefits may also be received at the employee's election in the form of a lump sum payment.

     Effective as of April 1, 1992, the Retirement Plan was amended to provide that employee contributions are neither required nor permitted. Under the 1992 Amendment (the "1992 Amendment"), the amount of a participant's annual retirement benefits (to be paid in monthly installments) equals the sum of (i) the accrued benefit determined under the formula described above as of March 31, 1992, and (ii) (a) 1% of a participant's average annual compensation paid on and after April 1, 1992, plus (b) 0.5% of a participant's average annual compensation in excess of his or her Social Security covered compensation, multiplied by his or her years of service completed after March 31, 1992 (not in excess of 35 years). The compensation described in (ii) above was limited to $160,000 in fiscal 1999.

     Effective as of January 1, 1999, the Retirement Plan and Swift Denim's Defined Benefit Retirement Plan merged and the merged plan was amended to provide that a participant's lump sum retirement benefit is equal to the participant's average annual compensation for the highest five consecutive calendar years multiplied by the participant's accumulated pension equity credits. Total pension equity credits are equal to the sum of (i) initial pension equity credits based on the actuarial present value of the benefit accrued as of December 31, 1998 under the plan prior to the amendment, and,
(ii) pension equity credits earned for each year of service subsequent to January 1, 1999. At retirement, termination of employment, disability, or death, the participant can elect to receive benefits in a single lump sum or as an annuity (payable monthly).

     The estimated lump sum benefits payable at normal retirement age (assuming no increase in present salary levels) to the Named Executive Officers are as follows: Arthur C. Wiener -- $430,897; Robert McCormack -- $314,000; Charles A. Blalock -- $298,400; Michael R. Harmon -- $303,920; John J. Hendrich -- $288,240. Actuarially equivalent annual annuity benefits will be determined at normal retirement age based on the actuarial factors in effect at that time as prescribed in the plan document and the Internal Revenue Code. The maximum compensation used to calculate benefits under the plan, as permitted by law, is $160,000 in 1999 and will be $170,000 in 2000.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective for fiscal 1994, the Company established a non-qualified, unfunded supplementary retirement plan under which the Company will pay supplemental pension benefits to key executives. The plan is intended to supplement retirement benefits received under the Retirement Plan and from Social Security. The amounts set forth in the table below represent total annual pension benefits received under the Supplemental Executive Retirement Plan, the Retirement Plan and Social Security which are payable monthly upon retirement at age 65 or older for the participant's lifetime. The pension benefits payable under the Supplemental Executive Retirement Plan are based on a straight life annuity and are reduced for both Social Security benefits and the annual benefit payable from the Retirement Plan. A discount of five percent per year is applied for retirement before age 65.


                              PENSION PLAN TABLE



                                                                     YEARS OF SERVICE
 AVERAGE OF FINAL FIVE CONSECUTIVE   --------------------------------------------------------------------------------
       YEARS OF COMPENSATION              5            10            15            20            25            30
----------------------------------   ----------   -----------   -----------   -----------   -----------   -----------
$               200,000               $ 17,500     $ 35,000      $ 52,500      $ 70,000      $ 87,500      $105,000
                250,000                 21,875       43,750        65,625        87,500       109,375       131,250
                300,000                 26,250       52,500        78,750       105,000       131,250       157,500
                350,000                 30,625       61,250        91,875       122,500       153,125       183,750
                400,000                 35,000       70,000       105,000       140,000       175,000       210,000
                450,000                 39,375       78,750       118,125       157,500       196,875       236,250
                500,000                 43,750       87,500       131,250       175,000       218,750       262,500
                550,000                 48,125       96,250       144,375       192,500       240,625       288,750
                600,000                 52,500      105,000       157,500       210,000       262,500       315,000
                650,000                 56,875      113,750       170,625       227,500       284,375       341,250
                700,000                 61,250      122,500       183,750       245,000       306,250       367,500
                750,000                 65,625      131,250       196,875       262,500       328,125       393,750
                800,000                 70,000      140,000       210,000       280,000       350,000       420,000
                850,000                 74,375      148,750       223,125       297,500       371,875       446,250
                900,000                 78,750      157,500       236,250       315,000       393,750       472,500
                950,000                 83,125      166,250       249,375       332,500       415,625       498,750
               1,000,000                87,500      175,000       262,500       350,000       437,500       525,000
               1,050,000                91,875      183,750       275,625       367,500       459,375       551,250
               1,100,000                96,250      192,500       288,750       385,000       481,250       577,500
               1,150,000               100,625      201,250       301,875       402,500       503,125       603,750
               1,200,000               105,000      210,000       315,000       420,000       525,000       630,000

     The average of the final five consecutive years of compensation includes the participant's salary and bonus. The Named Executive Officers have each been credited with approximately eleven years of service, except Mr. Heldrich, who has been credited with approximately eight years of service. The net pension cost for fiscal 1999 was $525,076 for approximately 38 employees participating in the Supplemental Executive Retirement Plan.


SEVERANCE PLAN

     Under the Company's Severance Plan, the Company makes payroll severance payments and vacation severance payments to eligible full-time salaried employees who are involuntarily terminated from the Company. The right to receive payroll severance benefits does not vest until termination of employment, as determined by eligibility and benefit schedules in effect on the date of termination, which may be changed by the Company at any time. Vacation severance payments are based upon a person's length of continuous employment with the Company, less vacation taken during the calendar year. If a Company facility is sold as an ongoing business, an employee of such facility remaining employed by the Company until the effective date of such sale is eligible for severance benefits if such employee (i) is not offered employment by the purchaser or successor employer or (ii) refuses an offer of employment in a less than comparable position or for less than a substantially equivalent base salary. Employees who continue to be employed by the successor entity are not eligible for severance benefits.

     As of October 2, 1999, the Named Executive Officers were eligible to receive the following amounts in the event of involuntary termination: Arthur
C. Wiener -- $300,000; Robert McCormack -- $116,668; Charles A. Blalock -- $160,000; Michael R. Harmon -- $160,000; and Mr. Heldrich -- $187,500.


COMPENSATION OF DIRECTORS

     Pursuant to the Company's Restricted Stock Plan and 1999 Stock Option Plan each director of the Company who is not an employee of the Company makes an irrevocable election (i) to receive annually and at the time such person becomes a director either (a) options to purchase up to 2,000 shares of Common Stock or (b) an amount of shares of Common Stock issued pursuant to the Company's Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $18,000, and (ii) on or prior to December 1 of each calendar year or at the time such person becomes a director, to receive all of his or her annual director's fee, beginning for the 1999 calendar year, (a) in cash in the amount of $20,000, or (b) in the form of a grant of stock options to purchase 2,500 shares of Common Stock, or (c) in the form of a combination of $10,000 in cash plus an amount of shares of Common Stock issued under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000; PROVIDED, HOWEVER, that in the event any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. In addition, each non-employee director receives $1,000 for each Board committee meeting attended (other than for a Board committee meeting held on the same date as a meeting of the Board of Directors). During fiscal 1999, each of Messrs. Gillease, Holt, Jacobs, Mapel and Sherrill were issued 4,000 shares of Common Stock under the Restricted Stock Plan. In addition, the Company paid to each of Messrs. Gillease, Holt, Jacobs, Mapel and Sherrill $7,160 in payment of a portion of their income tax liability as a result of receiving such shares under the Restricted Stock Plan. In February 1999, each of Messrs. Bradley and Thomas was granted options to purchase 2,000 shares of Common Stock at an exercise price of $4.50 per share. Messrs. Abraham, Holt, Jacobs and Mapel each received an annual director's fee of $20,000 and, in lieu of such annual cash director's fee, (i) Each of Mr. Bradley and Mr. Thomas was granted options in January 1999 to purchase up to 2,500 shares of Common Stock at an exercise price of $8.50 per share and (ii) Messrs. Gillease and Sherrill each received, in January 1999, a combination of $10,000 in cash and 1,765 shares of Common Stock issued under the Restricted Stock Plan.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is currently composed of two non-employee directors (due to the retirement of Lee Abraham as a director in November 1999) and has general oversight, review and approval responsibilities with respect to the compensation of the Company's executive officers. The Committee has on occasion engaged an independent consultant to assist it in carrying out its duties, particularly as such duties relate to the structure and competitive positioning of the Company's compensation program.

     The Company's executive compensation program is designed to attract and retain qualified executives with competitive levels of compensation that are related to performance goals and which recognize individual initiative and accomplishments. The principal components of the Company's executive compensation program are fixed compensation in the form of base salary, variable compensation in the form of annual cash incentive bonuses, stock options and awards under the Company's Deferred Compensation Program. The Company does not have employment agreements with any of its executive officers.


     The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee, however, considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

     BASE SALARY. Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, makes recommendations to the Committee regarding the base salaries of all executive officers. Following the Committee's discussion, review and, if necessary, modification of such recommendations, the base salaries of all executive officers are approved by the Committee. The Committee considers various factors in its review, including the executive officer's job responsibilities and performance, experience and years of service with the Company, the business outlook for the Company and a comparison of base salaries for comparable positions at other textile manufacturing and general industrial companies of approximately the same size based on revenues. The Committee believes that base salaries of executive officers are competitive with respect to such group of companies. Salary adjustments are based on an annual evaluation of the performance of the Company and each executive officer, and take into account any new responsibilities of the executive.

     ANNUAL INCENTIVE BONUS. The Company has an Incentive Bonus Plan (the "Incentive Plan"), pursuant to which incentive cash bonuses are payable annually to executive officers and certain other key employees based upon the amount by which the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for each fiscal year exceed established targets and, in some cases, certain specific performance criteria for individual participants. The performance criteria are based upon the Company achieving measurable performance goals in a participant's principal area of responsibility, such as marketing and manufacturing. Under the Incentive Plan, a significant portion of each participant's total compensation is at risk and is dependent upon the Company's overall financial performance and such participant's individual accomplishments.

     The Incentive Plan is reviewed annually by the Committee and is thereafter presented, with the Committee's recommendations, to the Company's Board of Directors for its approval. The initial recommendation of targeted EBITDA levels is made at the beginning of each fiscal year by the Chairman of the Board, President and Chief Executive Officer of the Company and, following discussion, review and, at times, modification, is approved by the Committee and the Board of Directors. In addition, the aggregate amount available to be paid under the Incentive Plan is approved by the Committee and the Board of Directors and is increased by specified percentages as the amount the Company's actual EBITDA exceeds the established target level up to a certain prescribed maximum. The Chairman of the Board, President and Chief Executive Officer designates, at the beginning of each fiscal year, the maximum percentage (the "incentive percentage") of the bonus that each participant may receive if the Company's EBITDA equals or exceeds the established target level. In addition, with respect to certain participants, their right to receive a portion of such incentive percentage is dependent upon achieving the performance criteria established for such participants, as described above. Such incentive percentages are reviewed and approved by the Committee. In the event the Company does not achieve the threshold level of EBITDA for the fiscal year, the executive officers of the Company and the other participants in the Incentive Plan, with the exception of the Chairman of the Board, President and Chief Executive Officer, may be awarded a cash amount based on specific performance criteria, as recommended by the Chairman of the Board, President and Chief Executive Officer and approved by the Committee.

     In addition, the Company has a Deferred Compensation Program (the "Deferred Plan"), a non-qualified, unfunded plan under which executive officers and other key executives may receive annually a deferred compensation award. Under the Deferred Plan, which was approved by the Company's Board of Directors upon the Committee's recommendations, an aggregate amount available to be awarded annually under the Deferred Plan was established (the "deferred pool"). Each executive is entitled to receive an annual deferred compensation award in an amount equal to 30% of the amount of such executive's incentive cash bonus award, if any, under the Incentive Plan for such year. In the event that the aggregate amount of all deferred compensation awards as calculated in accordance with such formula exceeds the amount of the deferred pool, the amount of each executive's deferred compensation award will be reduced pro rata so that the total of all such awards do not exceed the amount of the deferred pool. Participants in the Deferred Plan will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than violations of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, involuntary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.

     STOCK OPTIONS. The Committee believes that the significant equity interests in the Company held by the Company's executive officers have served to link the interests of the executives with those of the stockholders. Under the Company's 1999 Stock Option Plan, options to purchase shares of Common Stock may be granted to the executive officers of the Company. The Committee believes that the grant of stock options will continue as an important component of the Company's executive compensation program.

     In July 1996, the Committee approved a new stock option program designed to focus the efforts of the Company's management team and other key employees towards enhancing stockholder value. The intent of this special program is to signal to the Company's executive officers, other members of the management team and other key employees that, while they had performed exceptionally well in the past, the benefits to be derived from the receipt of stock options in the future should be tied to the market price of the Company's Common Stock in order to promote the creation of stockholder value. As a result, the decision was made to grant stock options to the executive officers and other members of the Company's management team and its key employees which would vest upon the market price per share of the Company's Common Stock achieving certain levels; the Company's option grants in the past provided for vesting over time. During fiscal 1999, no stock options were granted to any of the Named Executive Officers.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Compensation for Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, is generally established in accordance with the principles described above. The Committee reviews Mr. Wiener's performance and establishes his base salary considering the various factors described above for executive officers. The amount of Mr. Wiener's annual incentive cash bonus under the Incentive Plan is based upon whether the Company's overall performance meets or exceeds targets established in the Company's business plan which is approved by the Board of Directors at the beginning of each fiscal year. Mr. Wiener's base salary remained the same for fiscal 1999 and 1998, and increased by $50,000 for fiscal 1998 as compared to fiscal 1997. The amount of his annual incentive cash bonus has fluctuated depending upon the EBITDA levels achieved by the Company.

                                      The Compensation Committee of the Board
                                      of Directors



                                      Paul G. Gillease
                                      William deR. Holt

                            PERFORMANCE COMPARISON

     The following graph compares, from September 30, 1994 (the last trading day before the commencement of the Company's fifth fiscal year preceding fiscal
1999), the cumulative total stockholder return on the Common Stock with the cumulative total returns of the S&P 500 Index and a peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 on September 30, 1994 and that all dividends were reinvested.

     The peer group is comprised of the following domestic textile manufacturers: Burlington Industries, Inc.; Cone Mills Corporation, Inc.; Delta Woodside Industries, Inc.; Dyersburg Corporation; Forstmann & Company, Inc.; Guilford Mills, Inc.; Lida Inc. (which is included in the peer group until August 31, 1995, the date the securities of Lida Inc. ceased trading); Springs Industries, Inc.; and Texfi Industries, Inc. The return of each Company in the peer group has been weighted according to its respective stock market capitalization. Data for the graph were provided by Standard & Poor's Compustat Services, Inc.

[Performance chart appears here]

                 BASE PERIOD
                 SEPT. 1994     SEPT. 1995     SEPT. 1996     SEPT.1997     SEPT. 1998      SEPT. 1999
GALEY & LARD       $100.00        $67.07        $62.80          $92.07       $58.23          $12.80
S&P 500            $100.00       $129.74       $156.12         $219.27      $239.11         $305.59
PEER GROUP         $100.00       $105.60        $95.19         $132.88       $83.55          $58.92


                             RELATED TRANSACTIONS

     The law firm of Rosenman & Colin LLP, New York, New York, of which Howard
S. Jacobs, a director of the Company, is a member, has acted as counsel to the Company since March 1994. Legal fees for services rendered by Rosenman & Colin LLP to the Company during the fiscal year ended October 2, 1999 did not exceed 5% of the revenues of such firm for its most recent fiscal year.


        PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 2000 fiscal year and is submitting this matter to the stockholders for their ratification. Ernst & Young LLP served as the Company's independent auditors in fiscal 1999 and in prior years. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required for the ratification of the selection of Ernst & Young LLP. Abstentions and broker non-votes are not counted as votes cast. If stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will consider other independent auditors. Representatives of the firm of Ernst & Young LLP will be present at the Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.


                                 ANNUAL REPORT

     All stockholders of record as of December 30, 1999 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended October 2, 1999 which contains audited financial statements of the Company for the fiscal years ended September 27, 1997, October 3, 1998 and October 2, 1999.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by the Company at its principal executive office no later than September 12, 2000 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than November 26, 2000 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.


                                 MISCELLANEOUS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 2, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO MICHAEL R. HARMON, SECRETARY, GALEY & LORD, INC., P.O. BOX 35528, GREENSBORO, NORTH CAROLINA 27425.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                    By order of the Board of Directors


                                    /s/ Michael R. Harmon


                                    MICHAEL R. HARMON
                                    SECRETARY

January 10, 2000

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PROXY


                               GALEY & LORD, INC.
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Arthur C. Wiener and Michael R. Harmon, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Galey & Lord, Inc. (the "Company") held of record by the undersigned on December 30, 1999, at the Annual Meeting of Stockholders to be held at the Company's executive offices, 980 Avenue of the Americas, New York, New York 10018, on February 8, 2000, at 10:30 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. The election of seven directors nominated by the Board of Directors:

   [ ] FOR all nominees listed below (except as indicated below)

   [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

   ARTHUR C. WIENER, MICHAEL T. BRADLEY, PAUL G. GILLEASE, WILLIAM DE R. HOLT, HOWARD S. JACOBS, WILLIAM M.R. MAPEL AND STEPHEN C. SHERRILL

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES WRITE SUCH NOMINEE'S OR NOMINEES' NAMES IN THE SPACE PROVIDED BELOW.)

2. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2000 fiscal year.

   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. Upon such other business as may properly come before the Meeting or any adjournment thereof.

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This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the seven named individuals as directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2000 fiscal year, and
(iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on February 8, 2000 and the Proxy Statement, dated January 10, 2000, prior to the signing of this proxy.

                                                    Dated:                 ,2000

                                                                           (L.S)
                                                    -----------------------

                                                                           (L.S)
                                                    -----------------------

                                                                           (L.S)
                                                    -----------------------

                                                    Please sign your name
                                                    exactly as it appears
                                                    hereon. When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as it appears
                                                    hereon. When signing as
                                                    joint tenants, all parties
                                                    in the joint tenancy must
                                                    sign. When a proxy is given
                                                    by a corporation, it should
                                                    be signed by an authorized
                                                    officer and the corporate
                                                    seal affixed. No postage is
                                                    required if returned in the
                                                    enclosed envelope and mailed
                                                    in the United States.

                                                    PLEASE SIGN, DATE AND MAIL
                                                    THIS PROXY IMMEDIATELY IN
                                                    THE ENCLOSED ENVELOPE.